Exhibit 99.4



                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT (the "Agreement") entered into May 17, 2004 between CAESARS ENTERTAINMENT, INC. ("Employer" or the "Company") and WESLEY D. ALLISON ("Executive").

                  In consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereto agree as follows:

     1. Employment

         A. The employment agreement between the parties dated January 1, 2002 shall terminate as of the date hereof, and shall be of no further force and effect.

         B. Employer hereby employs Executive as Senior Vice President and Controller, and in such other capacities and with such other responsibilities as Employer shall determine, and Executive hereby accepts such employment upon the terms and conditions hereafter set forth.

         C. During the term of his employment, Executive shall devote his best efforts to his employment and shall perform such duties consistent with his position and in time assigned or delegated to him by Employer. Executive will devote his entire working time and attention to the business and related interests of Employer except as otherwise agreed to by Employer pursuant to Paragraph lD hereof. Furthermore, Executive agrees Employer may direct him to perform some or all of his duties hereunder for the benefit of Employer or any of its subsidiaries, affiliates, successors or assigns in Clark County, Nevada (collectively "CEI"). Such an event shall not be deemed a breach of this Agreement provided Employer and/or CEI continue to honor all obligations to Executive hereunder without any reduction in compensation.

         D. Executive shall not, without prior written consent of Employer, directly or indirectly, during the term of this Agreement:

               (1) Other than in the performance of duties naturally inherent in Employer's business and related interests, and in furtherance thereof as otherwise provided in this Agreement, render service of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, but this prohibition shall not be construed to prevent the Executive from investing his assets in such form or manner as will not require any services on the part of the Executive in the operation of the affairs of the companies in which such investments are made and which are not in violation of subparagraph (2) below;

               (2) Engage in any activity competitive with or adverse to Employer's business or related interests, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation, or otherwise, directly or indirectly except that the ownership of not more than one percent (1%) of the stock of any publicly-traded corporation shall not be deemed violative of this subparagraph (2);

               (3) Be engaged by or hold any interest in any entity which conducts business with or acts as consultant or advisor to Employer, whether alone, as a partner, or as an officer, director, employee or shareholder, or otherwise, directly or indirectly, except that ownership of not more than one percent (1%) of the stock of any publicly-traded corporation shall not be deemed violative of this subparagraph (3).

     2. Term

         Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on May 17, 2004 and ending on December 31, 2007 (the "Term"). At the end of the Term, in the absence of new written employment agreement between Employer and Executive, such employment will be at-will at Executive's then-current Base Salary.

     3. Compensation

         A. For all services to be rendered by Executive pursuant to this Agreement, Executive shall receive from Employer a salary at the annual rate of $270,000, to be paid in equal installments at such payment intervals as are the usual custom of Employer, but not less often than semi-monthly (the "Base Salary"). Executive acknowledges ten percent (10%) of the Base Salary is being paid in consideration for the covenants contained in Paragraph 5 hereof. The Base Salary shall be subject to annual review by Employer based upon Employer's review policy, although any determination to increase the Base Salary shall be within Employer's sole discretion.

         B. It is further understood by Executive and Employer that Executive shall be eligible to participate in Employer's bonus program in effect for executive personnel of Employer from time to time. Pursuant thereto, Executive shall be eligible to receive a bonus in the sole discretion of Employer based upon Executive's performance and Employer's financial results.

     4. Vacation and Other Benefits

         Executive shall be entitled to vacation in accordance with Employer's policies, as well as to participate in all benefit programs in effect for similarly situated executive personnel of Employer from time to time, including, without limitation, deferred compensation plan, stock purchase plan, life and health insurance. Executive shall also be entitled to reimbursement for all reasonable expenses incurred by Executive in the performance of his responsibilities, as well as the promotion of Employer's business. Executive shall submit to Employer periodic statements of all expenses so incurred. Subject to such audits as Employer may deem necessary, Employer shall reimburse Executive promptly in the ordinary course.

     5. Covenants and Confidential Information

         A. Executive agrees that for the applicable period specified below, he will not, directly or indirectly, do any of the following:

               (1) Own, manage, control, or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise, with any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business which is competitive with or adverse to Employer's business or related interests; provided, however, that the ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed a violation of this covenant;

               (2) Solicit or induce any person who is an employee, officer, or agent of Employer to terminate said relationship;

               (3) Employ, assist in employing or otherwise associate in business with any employee or officer of Employer;

               (4) Disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of Employer, the customer lists, inventions, ideas, discoveries, manufacturing methods, product research or engineering data or other trade secrets of Employer, it being acknowledged by Executive that all such information regarding Employer developed, compiled or obtained by, or furnished to, Executive while he shall have been employed by or associated with Employer is confidential information and the exclusive property of Employer.

         B. The provisions of subparagraphs 5A(1) - 5A(3) shall be operative during the Term of the Agreement except as provided in the following sentence. In the event Executive quits or is terminated for "cause" (as defined in Paragraph 7 hereof), the provisions of subparagraphs 5A(l) - (3) shall be operative for a period of one hundred eighty (180) days from the date of termination. In the event Executive is terminated without "cause" (as provided in Paragraph 8 hereof), the provisions of subparagraph 5A(1) shall terminate as of the date of termination of Executive's employment and the provisions of subparagraph 5A(2) and (3) shall be operative for a period of one hundred eighty (180) days from the date of termination of Executive's employment. All other obligations created by the terms of this Paragraph 5 are of a continuing nature and shall remain in full effect at all times during and beyond Executive's period of employment.

         C. Executive expressly agrees and understands that the remedy at law for any breach by him of this Paragraph 5 will be inadequate and that the damages following from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that Employer shall be entitled to immediate injunctive relief and if the court so permits, may obtain a temporary order restraining any threatened or further breach. Nothing contained in this Paragraph 5 shall be deemed to limit Employer's remedies at law or in equity for any breach by Executive of the provisions of this Paragraph 5 that may be pursued or availed of by Employer. Any covenant on Executive's part contained hereinabove which may not be specifically enforceable shall nevertheless, if breached, give rise to a cause of action for monetary damages.

         D. Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Employer under this Paragraph 5, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to Employer, do not stifle the inherent skill and experience of Executive, would not operate as a bar to Executive's sole means of support, are fully required to protect the legitimate interests of Employer and do not confer a benefit upon Employer disproportionate to the detriment to Executive.

         E. For the purposes of this Paragraph 5, the term "Employer" shall be deemed to include any of Employer's parents, subsidiaries, affiliates, successors or assigns.

         F. If any of the covenants contained in this Paragraph 5 are determined by a final judgment of a court of competent jurisdiction to be unenforceable or invalid because of the geographic scope or time duration of such restrictions, such provisions will be deemed retroactively modified to provide for the maximum geographic scope and time duration that would make such provisions enforceable and valid. However, no such retroactive modification will affect any of Employer's rights hereunder arising out of the breach of any such covenant, including without limitation, Employer's right to terminate this Agreement without further liability to Executive. The parties hereby authorize a court of competent jurisdiction to reform this Agreement to give effect to the retroactive modification provisions contained in this Paragraph 5F.

         6. Termination by Reason of Illness, Incapacity or Death

         The employment of Executive under this Agreement may be terminated at any time by:

         A. Action of Employer on thirty (30) day's written notice in the event of Executive's total disability (which shall be deemed to mean Executive's failure to substantially discharge his duties under this Agreement for at least six (6) consecutive months due to Executive's physical or mental illness or disability), and upon such termination Executive shall be entitled to:

               (1) his Base Salary for the thirty (30) day notice period;

               (2) any bonuses awarded for prior periods, but not yet paid;

               (3) long-term disability payments under Employer's long-term disability plan or program as the same shall be in effect on the date of termination of his employment;

               (4) reimbursement in accordance with this Agreement of any business expenses incurred by Executive, but not yet paid to him on the date of his termination of employment; and

               (5) other benefits to which he is then entitled in accordance with applicable plans and programs of Employer.

         Notwithstanding anything to the contrary contained in this subparagraph 6A, in no event shall Executive be entitled to benefits upon a termination of employment pursuant to this subparagraph 6A, that are greater than the employment benefits given to executives of Employer of comparable status at the time of such termination.

         B. Executive's death, in which case, all obligations of Employer under this Agreement shall terminate other than the payment of that portion of his Base Salary on a pro-rata basis accrued to the date of death, plus reimbursement of all expenses reasonably incurred by Executive in performing his responsibilities and duties for Employer prior to and including such date and the payment of applicable insurance proceeds.

     7. Termination for Cause

         A. The employment of Executive under this Agreement, and the term hereof, may be terminated by Employer for cause at any time, in which event, Employer shall have no further liability to Executive hereunder except for the payment of any accrued but unpaid portion of Base Salary through the date of termination and any other monies Executive is legally entitled to as a matter of right under Employer's policies or benefit plans as of the date of termination. For purposes hereof, the term "cause" includes, but is not limited to:

               (1) Executive's fraud, dishonesty, willful misconduct or gross or persistent negligence in the performance of his duties hereunder, including willful failure to perform such duties as may properly be assigned him hereunder and his act of quitting or resigning his employment;

               (2) Executive's material breach of any provision of this Agreement relating to the covenants in Paragraph 5 hereof or the prohibited activities in Paragraph 1D hereof;

               (3) Executive's failure to make timely application and qualify (or, after having so qualified, being thereafter disqualified) under any suitability or licensing requirement to which Executive may be subject by reason of his position with Employer and its parent, affiliates or subsidiaries, whether under the laws of Nevada, New Jersey, or otherwise; or

               (4) A termination of this Agreement by the Employer that follows a request by Executive that he be permitted to cancel or terminate this Agreement before the expiration of the Term.

         B. If Employer believes Executive has engaged in conduct which would be cause for termination of this Agreement, Employer may suspend Executive until such time as Employer has made a decision whether to terminate Executive for cause, which suspension, at Employer's election, may be without pay if it is more than one (1) week in duration.

         C. Any termination by reason of the foregoing shall not be in limitation of any other right or remedy Employer may have under this Agreement or otherwise.

     8. Termination Without Cause

         Employer shall have the right to terminate this Agreement without cause at any time during the Term by written notice to Executive, the effective date of which termination shall be referred to as the "Early Termination Date". Non-renewal shall not constitute termination without cause. Except as otherwise provided in Employer's benefit plans, by COBRA or other law, Executive's right to participate in the benefit plans of Employer shall cease as of the Early Termination Date. In the event Employer elects to terminate this Agreement without cause, in addition to any monies which Executive is legally entitled to receive as a matter of right pursuant to applicable statutory law or pursuant to Employer's policies or benefit plans, Executive shall be entitled to receive "Early Termination Payments" consisting of (a) the "Base Salary Payment" and
(b) the "Bonus Payment".

         The Base Salary Payment shall be that amount of Executive's Base Salary as of the Early Termination Date due for the balance of the Term or for a period of twelve (12) months, whichever is greater, paid in accordance with the Company's regular payroll practices or, solely within the Company's discretion, in a lump sum. The Base Salary Payment shall be made less applicable deductions and withholdings.

         The Bonus Payment shall be equal to the amount of Executive's Base Salary as of the Early Termination Date, multiplied by the target rate in effect for the year of termination, paid when and in the same percentage as that to other similarly situated employees, and further multiplied by a fraction, the numerator of which is the number of days which have elapsed in the calendar year during which the Early Termination Date falls, and the denominator of which is three hundred sixty-five (365). The Bonus Payment shall be paid to Executive at the same time paid to other employees of Employer.

         Executive agrees that in the event this Agreement is terminated by Employer without cause, the Early Termination Payment shall constitute Executive's sole and exclusive remedy for the termination of his employment and the termination of this Agreement. Executive acknowledges he has been advised it is Employer's policy that payment of annual or other bonuses by Employer is completely a matter of discretion, and Executive agrees that in the event of his termination without cause, he has no legal right to the payment of the Bonus Payment or any other bonus. Upon tender of the Bonus Payment by Employer, without any further action or notice on the part of any party, Executive shall be deemed to have released Employer, its parents, subsidiaries, affiliates, successors and assigns, and the officers, directors, agents and employees of each of them, from any and all claims, liabilities, judgments and expenses (including attorney's fees) arising from Executive's employment with Employer and the termination thereof (including, but not limited to, claims arising from the termination of this Agreement), but not a release of any right Executive may have to receive the unpaid portion of the Base Salary Payment.

     9. Compliance Committee Approval

         Executive shall cooperate with requests for information, documentation or assurances from the Caesars Entertainment, Inc. Compliance Committee during the term of this Agreement. In the event the Compliance Committee, in its absolute discretion, disapproves Executive's continued employment or determines that Executive's continued employment may adversely affect the licensing status of Employer or any of its parents, subsidiaries, affiliates, successors and assigns with any gaming or other regulatory agency, Employer shall have the right to immediately terminate this Agreement without further liability to Executive, other than for payment of any accrued but unpaid portion of Base Salary through the date of termination.

     10.  Severability

         The provisions of this Agreement are severable, and if any one or more provisions shall be determined to be illegal or otherwise unenforceable, in whole or part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

     11. Binding Agreement and Consent to Assignment

         The rights and obligations of Employer under this Agreement shall inure to the benefit of, and shall be binding upon, Employer, and its successors and assigns, and Executive consents to Employer's assignment of this Agreement and Executive's obligations and covenants hereunder. The rights and obligations of Executive under this Agreement shall inure to the benefit of Executive, and shall be binding upon, Executive and his heirs, personal representatives and estate.

     12. Notices

         Any notice to be given under this Agreement shall be personally delivered in writing or shall have been deemed duly given when received or within five (5) days of deposit in the United States mail, postage prepaid, registered or certified, return receipt requested, whichever is earlier. If mailed to Employer, it shall be addressed to such Employer at its principal place of business, Attention: General Counsel, and if mailed to Executive, it shall be addressed to him at his last known home address, or such other addresses as Employer or Executive may hereafter designate in writing to the other.

     13.  Waiver

         The failure of any party to enforce any provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative, and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

     14.  Governing Law

         This Agreement shall be governed by and construed and interpreted according to the laws of the State of Nevada without reference to principles of conflict of laws.

     15.  Venue

         While Employer is not limited to a particular forum, Executive agrees that Employer may bring any action in connection with this Agreement in Clark County, Nevada, and Executive submits to the jurisdiction of the state and federal courts located in Clark County, Nevada. Any action by Executive in connection with this Agreement must be brought in Clark County, Nevada.

     16.  Captions and Paragraph Headings

         Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

     17.  Entire Agreement

         This Agreement constitutes the entire agreement between the parties, supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof and may not be modified or terminated orally. No modification, termination or attempted waiver of this Agreement shall be valid unless in writing and signed by the party against who the same is sought to be enforced. This Agreement may be executed in multiple counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one and the same document.

                                     CAESARS ENTERTAINMENT, INC. ("Employer")


                                     By:    /s/ Wallace R. Barr
                                        ---------------------------------------
                                         Wallace R. Barr, President and Chief
                                         Executive Officer


                                            /s/ Wesley D. Allison
                                        ---------------------------------------
                                         Wesley D. Allison        ("Executive")